Exhibit 10.1

                               Resignation Letter

December 5, 2011

The Board of Directors of
Pacific Bepure Industry Inc.

No. 78 Kanglong East Road, Yangdaili, Chendai Township
Jinjiang City, Fujian Province, P. R. China

Ladies and Gentlemen:

I am tendering my resignation as President and Chief Executive Officer, effective today. The decision to leave is solely my own and does not stem from any disagreements with the Company or its Auditors. I still hold the position of Chairman of the Board after the effectiveness of this letter.

Sincerely,

                                                /s/ Haiting Li
                                                -------------------------
                                                Haiting Li